UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	May 24, 2011

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code	(617) 523-7722

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 24, 2011, Berkshire Income Realty-OP, L.P. ("BIR-OP"), the operating partnership of Berkshire Income Realty, Inc. (the "Registrant"), executed an amendment (“Amendment No. 3”) to its Revolving Credit Agreement dated as of June 30, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 31, 2007 and Amendment No. 2 to Revolving Credit Agreement dated February 17, 2011 (the “Agreement”) with Krupp Capital Associates (the “Lender”). The Lender is owned directly or indirectly by Douglas Krupp, Chairman of the Board of Directors of the Registrant, his brother George Krupp, trusts for the benefit of their immediate families and certain other family members.

The Agreement provides for a revolving credit facility in the amount of $40,000,000 with quarterly payments of interest on borrowings at a rate of 5% above the 30 day LIBOR rate, as announced by Mellon Financial Corporation, fees based on borrowings under the facility and various operational and financial covenants.

Amendment No. 3 limits the total set up/commitment fee provided for in the Agreement to no more than $400,000 in the aggregate.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit #	Description

10.1
Amendment No. 3, dated May 24, 2011, to Revolving Credit Agreement dated as of June 30, 2005, as amended by Amendment No. 1 to Revolving Credit Agreement dated as of May 31, 2007 and Amendment No. 2 to Revolving Credit Agreement dated February 17, 2011 among Berkshire Income Realty-OP, L.P., the Borrower, Berkshire Income Realty, Inc., the Guarantor, Krupp Capital Associates, in its capacity as administrative agent, the Agent, for itself and the Lenders (as defined in the Agreement), and each of the Lenders party hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date:	May 27, 2011	By:	/s/ Christopher M. Nichols
		Name:	Christopher M. Nichols
		Title:	Principal Financial Officer